EXHIBIT 8(e)(2)

AMENDMENT No. 2 TO PARTICIPATION AGREEMENT (GE)

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

THIS AMENDMENT (this “Amendment”), made and entered into as of the 1st day of May, 2013, by and among TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company named in Schedule 1 (Registered Accounts and Unregistered Accounts) to this Amendment as may be revised from time to time (an “Account”), GE INVESTMENTS FUNDS, INC. (the “Fund”), on its own behalf and on behalf of the Portfolios named in Schedule 1 (Portfolios) to this Amendment; GE INVESTMENT DISTRIBUTORS, INC. (the “Distributor”); and GE ASSET MANAGEMENT INCORPORATED (the “Adviser”) amends that certain Participation Agreement, dated November 16, 2009, as amended by Amendment No. 1 to Participation Agreement dated May 1, 2011 (together, the “Agreement”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	The existing 12th Whereas clause of the Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares of the Portfolios named in Schedule 1, as such schedule may be revised or supplemented from time to time on behalf of the Accounts to fund the Contracts, and the Fund is authorized to sell such Shares to the Accounts at net asset value; and

2.

The parties agree to combine Schedule 1, Schedule 2, Schedule 3 and Schedule 4 into a single schedule hereby referenced as Schedule 1, as supplemented from time to time by a party, with notice to all other parties. Schedule 1, Schedule 2, Schedule 3 and Schedule 4 of the Agreement are hereby deleted in their entirety and replaced with the attached Schedule 1. All references to Schedule 2, Schedule 3 and Schedule 4 in the Agreement are hereafter a reference to Schedule 1.

3.	A new paragraph, numbered consecutively, is added to ARTICLE II. Representations and Warranties, as follows:

2.6. Fund and Adviser each agree to promptly notify the Company if the Fund becomes a commodity pool operator (“CPO”) as defined under the Commodities Exchange Act (“CEA”), and the Fund is required to register with the Commodity Futures Trading Commission (“CFTC”) as a CPO with respect to any Portfolio. Until such notification is provided to the Company, the Fund represents and warrants that it is not a CPO, and the Fund represents and warrants it is not required to register as a CPO with respect to any Portfolio. Fund and Adviser each represent and warrant that it will at all times comply with the CEA and CFTC rules and regulations to the extent required.

All other terms and provision of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: May 1, 2013

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ John Mallett
Name:	John Mallett
Title:	Vice President
Date:	5-30-13

GE INVESTMENTS FUNDS, INC.

By:	/s/ Michael J. Cosgrove
Name:	Michael J. Cosgrove
Title:	President of Mutual Funds
Date:	6-10-13

GE INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Michael J. Cosgrove
Name:	Michael J. Cosgrove
Title:	President of Mutual Funds
Date:	6-10-13

GE ASSET MANAGEMENT INCORPORATED

By:	/s/ Michael J. Cosgrove
Name:	Michael J. Cosgrove
Title:	President of Mutual Funds
Date:	6-10-13

SCHEDULE 1

Revised May 1, 2013

REGISTERED SEPARATE ACCOUNTS:

Separate Account VA BNY

NAME(S) OF PORTFOLIOS:

GE Investments Funds, Inc.: GE Investments Total Return Fund – Class 3

REGISTERED CONTRACTS:

Transamerica Variable Annuity Series

Partners Variable Annuity Series

Transamerica AxiomSM II

Transamerica Advisor EliteSM II

Transamerica LandmarkSM NY Variable Annuity (aka marketing name “Transamerica LandmarkSM Select NY”)

Transamerica AxiomSM NY Variable Annuity

Transamerica LibertySM NY Variable Annuity

Transamerica Advisor EliteSM Variable Annuity (NY)

Transamerica Variable Annuity O-Share

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